EXHIBIT 23.10

   Consent of McGladrey & Pullen LLP as accountants for Bank of Orange County



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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement under the Securities Act of 1933 on Form S-8 filed on or about January 10, 2000 of our report dated February 6, 1998 relating to the financial statements of the The Bank of Orange County.

                             McGladrey & Pullen, LLP

Pasadena, California
January 7, 2000

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